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                                                                 EXHIBIT 10.15

                               FORM OF TAX AGREEMENT
                      RELATING TO S CORPORATION DISTRIBUTIONS

     This Tax Agreement Relating to S Corporation Distributions (the "AGREEMENT") is made effective as of June __, 1998 by and among Troy Group, Inc., a Delaware corporation, formerly known as Troy Group Newco, Inc. ("TROY"), Troy Systems International, Inc., a Delaware corporation and wholly-owned subsidiary of Troy (the "SUBSIDIARY") and Suzanne M. Anderson ("ANDERSON"), Brian P. Dirk ("B. DIRK"), Kristine L. Gigerich ("GIGERICH"), Lorrie A. Brown ("BROWN"), Raymond F. Schuler, as trustee under The Dirk 1997 Education Trust (the "EDUCATION TRUST"), Patrick J. and Mary J. Dirk, as trustees under the Dirk Family Trust UDT May 6, 1990 (the "FAMILY TRUST") and Anderson, B. Dirk, Gigerich and Brown as trustees under the Dirk 1998 Alaska Trust (the "ALASKA TRUST") (Anderson, B. Dirk, Gigerich, Brown, the Education Trust, the Family Trust and the Alaska Trust are collectively referred to as the "TROY SHAREHOLDERS").

     A. In 1989, the Subsidiary, and in 1996, Troy Systems, Inc., a California corporation ("TROY SYSTEMS") each elected to be taxed as S Corporations under the Internal Revenue Code of 1986, as amended (the "CODE"). In May 1998, Troy elected to be taxed as an S Corporation under the Code.

     B. In May 1998, as part of a tax-free reorganization, Troy Systems was reincorporated in the State of Delaware, through the merger of Troy Group Newco, Inc., a Delaware corporation and newly formed, wholly-owned subsidiary of Troy Systems, with and into Troy Systems with Troy Group Newco, Inc. surviving (the "REINCORPORATION"). Troy Group Newco, Inc. subsequently changed its name to Troy Group, Inc.

     C.   Subsequent to the Reincorporation, in May 1998, each of Anderson,
B. Dirk, Gigerich, Brown, the Education Trust and the Family Trust, who were also shareholders of the Subsidiary, contributed all of their respective capital stock in the Subsidiary to Troy in exchange for shares of capital stock of Troy. Simultaneously with such contribution, in May 1998, the Subsidiary elected to be taxed as a "Qualified Subchapter S Subsidiary" within the meaning of Code Section 1361(b)(3)(B).

     D. In June 1998, the Family Trust contributed shares of capital stock of Troy to the 1998 Alaska Trust.

     E. Troy's S Corporation election will terminate upon the consummation of its proposed initial public offering of Common Stock due to an increase in the number of shareholders at the time of the public offering beyond that permitted by the Code.

     F. Pursuant to the elections of Troy and the Subsidiary to be taxed as S Corporations, the Troy Shareholders have been paying federal and certain state and local income taxes as a result of the "pass-through" to them of Troy's and the Subsidiary's taxable income, and the Troy Shareholders will continue paying or accruing such tax liability for such time period as Troy remains an S Corporation and the Subsidiary remains a Qualified Subchapter S Subsidiary.

     G. Troy's, the Subsidiary's and the Troy Shareholders' intentions are to distribute a portion of the earnings of Troy and the Subsidiary to the Troy Shareholders approximately equal to the Troy Shareholders' unpaid federal, state and local income taxes arising from the pass-through to them of taxable income.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

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     1.   Troy and the Subsidiary each hereby agree, jointly and severally, that to the extent (a) an assumed federal, state and local income tax liability computed using the highest combined federal, state and local income tax rates applicable to any Troy Shareholder (which shall be determined using the same estimated percentage tax rate for each Troy Shareholder, irrespective of actual tax rates) as subsequently established in connection with the filing of Troy's tax return for Troy's anticipated short S Corporation tax year ended in 1998, exceeds (b) the amount of such Troy Shareholder's previous distributions, if any, made with respect to taxable income for the period from January 1, 1998 through the closing of the initial public offering of the Company's capital stock, Troy will make a distribution equal to such difference to each Troy Shareholder; PROVIDED, HOWEVER, that
(x) no distributions made hereunder will exceed Troy's (and the Subsidiary's) combined "accumulated adjustments account" as defined in Code Section 1368(e)(1), and (y) each Troy Shareholder will be entitled to equal distributions per share of capital stock owned by them, irrespective of their actual tax rates. Any payment required pursuant to this Section 1 shall be made promptly by Troy, in cash, during a "post-termination transaction period" of Troy, as defined in Code Section 1377(b).

     2. Troy and the Subsidiary hereby agree to indemnify, defend and hold harmless each Troy Shareholder on an after-tax basis against additional federal, state or local income taxes, interest or penalties resulting from adjustments made (as a result of a final determination made by a competent tax authority) to the taxable income reported by Troy and the Subsidiary as S Corporations or a Qualified Subchapter S Subsidiary, as the case may be, for taxable periods or portions thereof on or prior to the termination of Troy's S Corporation status. Such indemnification will also include any losses, costs or expenses (including reasonable attorneys' fees) arising out of a claim for such tax liability.

     3. Each Troy Shareholder will promptly notify Troy of any audit for any period for which any Troy Shareholder believes that such Troy Shareholder may be entitled to indemnity hereunder. Troy, at its option, will have the obligation to defend such audit, at its own expense, for such periods, utilizing advisors of Troy's choice, to the extent said audit involves issues arising from a matter subject to indemnification hereunder. Each of the Troy Shareholders will cooperate fully with Troy in the defense of such audits and each Troy Shareholder will have the right, but not the obligation, to participate in the same at such Troy Shareholder's own expense. Failure by any Troy Shareholder to allow Troy to defend such audit in a timely manner, with respect to issues subject to indemnity hereunder, will terminate Troy's obligation hereunder to indemnify such Troy Shareholder, to the extent any such failure or delay prejudices Troy's ability to defend any such claim. Nothing hereunder will be construed to require Troy to defend or indemnify any Troy Shareholder with respect to issues raised by any governmental authority that are not related to the indemnification hereunder.

     4. If Troy's S Corporation election is terminated, and, solely as a result of such termination, any Troy Shareholders obtain a refund of federal, state or local income taxes, such Troy Shareholders shall repay to Troy the net amount of such refunds received by such Troy Shareholders, net of any federal, state or local income tax liability imposed thereon on such Troy Shareholders.

     5. In the event all or part of any section or provision of this Agreement is for any reason held to be illegal or invalid, or is at any time inoperable by reason of any law, such illegality, invalidity, or inoperability will not affect the remainder hereof or any other section or provision of this Agreement.

     6. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

     7. This Agreement is made under the laws of the State of Delaware and will be governed by and construed in accordance with the laws of such state.

     8. This Agreement may be amended or modified only by a written instrument executed by the party or parties to be bound by such change or modification. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof.

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     9.   This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

     IN WITNESS WHEREOF, Troy, the Subsidiary and each Troy Shareholder have executed this agreement effective as of the date first above written.



TROY                                           TROY SHAREHOLDERS

Troy Group, Inc.,
    a Delaware corporation                     ------------------------------
                                               Suzanne M. Anderson
By:
    ---------------------------------
    Patrick J. Dirk                            ------------------------------
Its: President  and Chief Executive            Brian P. Dirk
     Officer


SUBSIDIARY                                     ------------------------------
                                               Kristine L. Gigerich
Troy Systems International, Inc.,
   a Delaware corporation
                                               ------------------------------
                                               Lorrie A. Brown
By:
   ----------------------------------
   Patrick J. Dirk
Its: President  and Chief Executive            The Dirk 1997 Education Trust
     Officer
                                               By:
                                                  ---------------------------
                                                  Raymond F. Schuler
                                               Its:  Trustee



                                               Dirk Family Trust UDT May 6, 1990

                                               By:
                                                  ---------------------------
                                                  Patrick J. Dirk
                                               Its: Trustee

                                               By:
                                                  ---------------------------
                                                  Mary J. Dirk
                                               Its:  Trustee

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                                               Dirk 1998 Alaska Trust

                                               By:
                                                  ---------------------------
                                                  Suzanne M. Anderson
                                               Its:  Trustee

                                               By:
                                                  ---------------------------
                                                  Brian P. Dirk
                                               Its:  Trustee

                                               By:
                                                  ---------------------------
                                                  Kristine L. Gigerich
                                               Its:  Trustee

                                               By:
                                                  ---------------------------
                                                  Lorrie A. Brown
                                               Its:  Trustee


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